EXHIBIT 10.35

LINE OF CREDIT GRID PROMISSORY NOTE

New York, New York
As of February 11, 2013	$25,000,000.00

1) FOR VALUE RECEIVED, on the Maturity Date, Viggle Inc., a Delaware corporation (“Viggle” or the “Borrower”), at its offices at 902 Broadway, 11th Floor, New York, New York 10010, promises to pay to the order of Sillerman Investment Company II LLC (“SIC II” or the “Lender”) at its offices, or at such other place as the Lender may designate in writing, the aggregate principal sum of Twenty Five Million Dollars ($25,000,000) or, if less, the unpaid amount of all draws, plus accrued and unpaid interest due with respect to all outstanding draws, made by the Lender hereunder.

2) Maturity Date.  The “Maturity Date” shall be the earlier to occur of (i) February 11, 2015 or (ii) upon a Change of Control Transaction, whichever comes first.

3) Interest.  (a)      Borrower will pay interest on the unpaid principal amount of all draws from time to time outstanding from the date of each draw until each such draw has been paid in full. Interest shall accrue at the simple interest rate equal to fourteen percent (14%) per annum, simple, with respect to each draw. Interest shall be compounded semi-annually.

     (b)  Borrower will pay interest, calculated at the rate set forth above, upon the Maturity Date or such earlier date upon which any draw is repaid. In addition, Borrower will pay a default rate equal to two percent (2%) per annum in excess of the rate set forth herein if an Event of Default has occurred and is continuing. Notwithstanding the foregoing however, in no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to outstanding late charges, then to interest and the remainder, if any, to principal.

4) Requests for Loans; Disbursement of Proceeds. Borrower may borrow, and Lender agrees to fund draws hereunder in amounts of no less than One Million Dollars ($1,000,000), upon notice of a proposed borrowing, and the requested amount thereof, to the Lender not later than 12:00 Noon (New York time) five (5) days prior to the date on which the proposed borrowing is requested to be made, subject to the satisfaction of all conditions precedent to such draw, including the delivery to the Lender of a funding memorandum substantially in the form attached hereto as Exhibit A; provided, that the aggregate principal amount of all draws outstanding at any one time shall not exceed $25,000,000.  Lender shall not be obligated to fund draws more than once per month. Each notice of borrowing shall be delivered by hand or facsimile transmission. Each such notice shall be irrevocable by and binding on Borrower. Unless otherwise directed in writing by Borrower, the Lender shall promptly disburse the proceeds of such draw made hereunder by crediting the amount thereof as instructed in the applicable Disbursement Request.

5) Payments and Prepayments; Use of Grid. The Lender is hereby authorized by Borrower to enter and record on the schedule attached hereto (i) the loan number, (ii) the date of each draw made under this Grid Note, (iii) the dollar amount of the draw, (iv) the applicable interest rate, (v) interest due on Maturity Date, (vi) each payment and prepayment of any draw thereon, and (vii) date of payment, without any further authorization on the part of Borrower or any endorser or guarantor of this Grid Note; provided, however, that the Lender shall promptly deliver to the Borrower a copy of this Grid Note following the entry of each draw hereunder. The entry of a draw on said schedule shall be prima facie and presumptive evidence of the entered draw and its conditions, absent manifest error. The Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrower or any endorser or guarantor of this Grid Note. Borrower may make prepayments in whole or in part hereunder at any time, provided accrued, but unpaid interest, is paid through the prepayment date. If any payment of principal or interest becomes due on a day on which the Lender is closed, such payment shall be made not later than the next succeeding Business Day (a “Business Day” shall be considered to be Monday through Friday from 9am to 5pm local time, excluding weekends and public holidays) and such extension shall be included in computing interest in connection with such payment. All payments by Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.  All net proceeds received by the Company or any of its wholly owned subsidiaries from any debt or equity offering by the Company or any of its wholly-owned subsidiaries shall first be applied toward the payment in full of all outstanding principal and accrued but unpaid interest outstanding under this Grid Note.

6) Use of Proceeds. The proceeds of each draw hereunder shall be used for general corporate and working capital purposes of Borrower. Borrower will not, directly or indirectly, use any proceeds of draws hereunder for the purpose of purchasing or carrying any margin stock within the meaning of Regulation X of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

7) Event of Default.

  (a) It is expressly agreed that the whole of the indebtedness evidenced by this Grid Note shall immediately become due and payable, at the option of the Lender, on the happening of any default or event constituting an event of default hereunder (each an “Event of Default”).

  (b) An Event of Default shall occur on: (i) the non-payment of any of the amounts due hereunder within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Borrower; (iii) any petition in bankruptcy being filed by or against the Borrower or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Borrower either through reorganization, composition, extension or otherwise; provided, however, that Borrower shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such sixty (60) day grace period, the Lender shall not be obligated to make draws hereunder and the Lender may seek adequate protection in any bankruptcy proceeding; (iv) the making by the Borrower of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (v) any seizure, vesting or intervention by or under authority of a government, by which the management of the Borrower, is displaced or its authority in the conduct of its business is curtailed; (vi) the appointment of any receiver of any material property of the Borrower; (vii) if any warranty, representation, statement, report or certificate made now or hereafter by Borrower to Lender pursuant hereto is untrue or incorrect in any material respect at the time made or delivered; (viii) the Borrower shall contest, dispute or challenge in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision set forth herein or any transaction contemplated in this Grid Note; or (ix) if there shall be a material adverse change in the business plan or prospects of Borrower in the reasonable opinion of Lender.

8) Representations:  In consideration of the commitment by SIC II to make the loan evidenced by this Grid Note, the Borrower has issued to SIC II  Five Million (5,000,000) shares of Borrower’s common stock, $0.001 par value, (the “Common Shares”) and in connection therewith SIC II and, to the extent applicable as set forth below when Borrower is named, Borrower make the following representations:

Organization; Authority.  SIC II is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

No Public Sale or Distribution.  SIC II is acquiring the 5,000,000 shares of the Company’s common stock (such 5,000,000 shares are referred to herein as the “Common Shares”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, by making the representations herein, SIC II does not agree, or make any representation or warranty, to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. SIC II does not have any agreement or understanding with any person or entity to distribute any of the Common Shares in violation of applicable securities laws.

Accredited Investor Status.  SIC II is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Reliance on Exemptions. SIC II understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and SIC II’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of SIC II set forth herein in order to determine the availability of such exemptions and the eligibility of SIC II to acquire the Common Shares.

Information. SIC II and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by SIC II.  SIC II and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  SIC II understands that its acquisition of the Common Shares involves a high degree of risk. SIC II has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

No Governmental Review.  SIC II understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the acquisition of the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

Transfer or Resale. SIC II understands that: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) SIC II shall have delivered to the Company an opinion of counsel to SIC II, in form and substance acceptable to the Company, to the effect that the Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Common Shares made in reliance on Rule 144 promulgated under the 1933 Act (or the successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the person or entity through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and (iii) neither the Company nor any other person or entity is under any obligation to register any of the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Viggle and SIC II and constitutes the legal, valid and binding obligations of Viggle and SIC II enforceable against the other in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

No Conflicts. The execution, delivery and performance by Viggle and SIC II of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Viggle or SIC II, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Viggle or SIC II is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Viggle or SIC II, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Viggle or SIC II to perform its obligations hereunder.

Experience. SIC II, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. SIC II is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

General Solicitation.  SIC II is not acquiring the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

9) Governing Law. This Grid Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws.

10) No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

11) Costs and Expenses. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the enforcement of this Grid Note or any document, instrument or agreement relating thereto.

12) Amendments. No amendment, modification, or waiver of any provision of this Grid Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13) Successors and Assigns. This Grid Note shall be binding upon Borrower and its heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof.

14) Severability. The provisions of this Grid Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Grid Note in any jurisdiction.

15) Entire Agreement. This Grid Note sets forth the entire agreement of Borrower and the Lender with respect to this Grid Note and may be modified only by a written instrument executed by Borrower and the Lender.

16) Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Grid Note.

17) Jurisdiction; Service of Process. Borrower agrees that in any action or proceeding brought on or in connection with this Grid Note (i) any New York State or Federal court sitting in New York County, New York, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced above, Borrower hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty day period, it shall be deemed in default and judgment may be entered by the Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

18) WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS GRID NOTE OR ANY TRANSACTIONS HEREUNDER. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

Viggle Inc.

By:
Name:	Mitchell J. Nelson
Title:	Executive Vice President

Representations in Section 8 are hereby confirmed and the
provisions for the advancement of draws are hereby agreed to:

SILLERMAN INVESTMENT COMPANY II, LLC

By:_____________________________
Name:  Robert FX Sillerman
Title:  Member-Manager

SCHEDULE TO LINE OF CREDIT GRID PROMISSORY NOTE

Borrower:  Viggle Inc.

Date:  February [__], 2013

Loan Number	Date of draw	Commitment Amount	Amount of draw	Maturity Date	Interest Rate	Interest Due upon Maturity Date	Amount Paid	Date Payment

EXHIBIT A

FUNDING MEMORANDUM

_________ __, 2013

____________________
____________________
____________________

Dear ____________________:

We hereby request that you make available in our account No. _____________ the amount of $______________, and which shall constitute a draw under the Line of Credit Grid Note made by Viggle Inc. (“Borrower”) to the order of Sillerman Investment Company II, LLC  (the “Lender”) dated as of February 11, 2013 (as amended from time to time, the “Grid Note”).

Under the Grid Note, the Lender is authorized to enter and record on the schedule attached thereto (i) the loan number, (ii) the date of each draw, (iii) the Commitment Amount, (iv) the dollar amount of the draw, (v) the Maturity Date of the draw, (vi) the interest rate, (vii) interest due on Maturity Date, (viii) each payment of any draw and (ix) date of payment, without any further authorization on the part of Borrower.

Borrower represents, warrants and certifies to Lender as follows:

(b) there does not exist any known deficiency in any of the documents identified in this Funding Memorandum, and Borrower agrees that any deficiencies subsequently discovered will be promptly reported to the Lender;

(c) both before and after funding the draw requested hereunder Borrower is not in default, no Event of Default exists, and no Event of Default shall result from the making of the draw requested hereunder;

(d) all of the representations and warranties of Borrower contained herein shall be true and correct in all material respects to the same extent as though made on and as of any making of the draw requested hereunder; and

(e) after giving effect to the amount of the requested draw, the aggregate amount of outstanding draws under the Facility shall not exceed $25,000,000.

Very truly yours,

Viggle Inc.

By: ________________________
Name: ______________________
Title: _______________________